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Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent Public Accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 27, 1997, except for Note (9) as to which the date is April 17, 1997, included in the Bureau of electronic Publishing, Inc. form 10-KSB/A for the year ended December 31, 1996 and to all references to our firm included in the registration statement.

/s/ Arthur Andersen LLP

Princeton, New Jersey
September 2, 1997